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                                                                    EXHIBIT 21.1


                           NETAMERICA.COM CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT


                            State or Other
                           Jurisdiction of
                           Incorporation or           Names Under Which
Subsidiary Name              Organization       Each Subsidiary Does Business
---------------            ----------------     -----------------------------
PolarCap, Inc.                California                    Same

RateXchange, Inc.             Delaware                      Same